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                                                                    EXHIBIT 99.4

                                  Form of Proxy

                            VERSO TECHNOLOGIES, INC.
                         400 GALLERIA PARKWAY, SUITE 300
                             ATLANTA, GEORGIA 30328


                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER   , 2001


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                          OF VERSO TECHNOLOGIES, INC.


         The undersigned holder of shares of Common Stock of VERSO TECHNOLOGIES, INC., hereby appoints Steven A. Odom and Juliet M. Reising, and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Annual Meeting of Shareholders of Verso Technologies, Inc., to be held at 11:00 a.m., local time on _______, September __, 2001, at the Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia 30339, and any adjournment or postponement thereof.



         THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3, 4, 5 and 6.


1. To approve the Agreement and Plan of Merger, dated as of May 4, 2001, as amended, among Verso and Telemate.Net Software, Inc. and the transactions it contemplates.

         [ ] FOR                 [ ] AGAINST        [ ] ABSTAIN


2. To elect the nominees listed below to the Board of Directors of Verso each to serve a term of one year.





         [ ] FOR all nominees (except as marked below) [ ] WITHHOLD authority to vote for all nominees

                  Gary H. Heck                                          Stephen
E. Raville
                  Max E. Bobbitt                                        Amy L.
Newmark
                  Joseph R. Wright, Jr.                                 Steven
A. Odom
                  James M. Logsdon                                      Juliet
M. Reising

INSTRUCTIONS:     To withhold authority to vote for any nominee, enter the name of such nominee in the space provided below:

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3.       To approve an amendment to Verso's restated articles of incorporation to increase the number of authorized shares of the Common Stock from 100,000,000 to 200,000,000.

[ ] FOR                             [ ] AGAINST                 [ ] ABSTAIN

4. To approve an amendment to Verso's 1999 Stock Incentive Plan to increase the number of shares of Verso Common Stock underlying the plan from 10,000,000 to 15,000,000 and to remove the restriction on the exercise price of "non-qualified" options that may be granted under the plan.

[ ] FOR                             [ ] AGAINST                 [ ] ABSTAIN

5. To ratify separate indemnification agreements that have been entered into between Verso and each of its directors and non-director officers at the level of Vice President and above.

[ ] FOR                             [ ] AGAINST                 [ ] ABSTAIN

6. To transact such other business as may properly come before the Verso annual meeting or any adjournments or postponements thereof.

[ ] FOR                             [ ] AGAINST                 [ ] ABSTAIN


UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED AS IF MARKED FOR THE PROPOSALS ABOVE.

         Receipt of the joint proxy statement/prospectus dated _________, 2001 is hereby acknowledged.


                                    Signature
                                              ----------------------------------

                                    Signature if
                                    jointly held
                                                --------------------------------

                                    Dated:                                , 2001
                                          --------------------------------

                                    PLEASE DATE AND SIGN AS NAME APPEARS HEREON.
                                    WHEN SIGNING AS EXECUTOR, ADMINISTRATOR,
                                    TRUSTEE, GUARDIAN OR ATTORNEY, PLEASE GIVE
                                    FULL TITLE AS SUCH. IF A CORPORATION, PLEASE
                                    SIGN IN FULL CORPORATE NAME BY PRESIDENT OR
                                    OTHER AUTHORIZED CORPORATE OFFICER. IF A
                                    PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME
                                    BY AUTHORIZED PERSON. JOINT OWNERS SHOULD
                                    EACH SIGN.

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                                VOTE BY INTERNET


                    Its fast, convenient, and your vote is
                    immediately confirmed and posted



                    Follow these four easy steps:

                       1. Read the accompanying Joint Proxy
                          Statement/Prospectus and Proxy
                          Card.

                       2. Go to the Website WWW.____________

                       3. Enter your 14-digit Voter Control Number
                          located on your Proxy Card
                          above your name.

                       4. Follow the instructions provided.





                         YOUR VOTE IS IMPORTANT!
                         Go to www. ___________ anytime.

    DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING VIA INTERNET